Exhibit 99.1

GARDNER DENVER TO COMBINE WITH INGERSOLL RAND’S INDUSTRIAL SEGMENT,
CREATING A GLOBAL LEADER IN MISSION-CRITICAL
FLOW CREATION & INDUSTRIAL TECHNOLOGIES

Ingersoll Rand’s Climate Segment to Be a Pure Play Global Leader in
Climate Control Solutions for Buildings, Homes and Transportation

•
Creates a leading industrial company with 2019E pro forma revenue of approximately $6.6 billion, with approximately 40% recurring services and aftermarket revenue, and adjusted EBITDA of approximately $1.6 billion[1], including annualized cost synergies of approximately $250 million expected to be achieved by the end of year three following the close of transaction;

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Financially compelling combination expected to be tax-free valued at approximately $15 billion, including approximately $5.8 billion of stock and $1.9 billion in cash proceeds to ClimateCo; expected to generate significant value for both Ingersoll Rand and Gardner Denver shareholders;

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Industrial company expected to be called Ingersoll Rand and trade under Ingersoll Rand’s existing ticker (NYSE: IR); will operate a diverse portfolio of iconic brands, including Gardner Denver; will be led by Gardner Denver’s CEO Vicente Reynal and a management team from both companies; Board will be led by Gardner Denver Chairman Peter Stavros and include seven Gardner Denver and three Ingersoll Rand designated directors;

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Climate company to have pro forma revenue of ~$12.9 billion[2] and pro forma adjusted EBITDA of ~$2 billion[3]; with market-leading solutions, services and brands including Trane® and Thermo King®; expected to have a new name and stock ticker; to be led by Michael W. Lamach, Ingersoll Rand’s current Chairman and CEO.

MILWAUKEE, WI, U.S. & SWORDS, Ireland, April 30, 2019 – Gardner Denver Holdings, Inc. (NYSE: GDI) and Ingersoll-Rand plc (NYSE: IR) today announced that they have entered into a definitive agreement pursuant to which Ingersoll Rand will separate its Industrial segment (“Ingersoll Rand Industrial”) by way of a spin-off to Ingersoll Rand’s shareholders and then combine it with Gardner Denver, creating a global leader in mission-critical flow creation and industrial technologies (“IndustrialCo”). The HVAC and transport refrigeration assets of the current Ingersoll Rand will become a pure play global leader in climate control solutions for buildings, homes and transportation (“ClimateCo”).

IndustrialCo will be composed of the entirety of Gardner Denver and Ingersoll Rand Industrial, including, subject to closing, Ingersoll Rand’s pending acquisition of Precision Flow Systems (“PFS”), which is expected to close by mid-2019. Gardner Denver’s CEO, Vicente Reynal, and executives from both companies, will lead IndustrialCo. IndustrialCo is expected to be called Ingersoll Rand and trade under Ingersoll Rand’s existing ticker (NYSE: IR). IndustrialCo will operate a diverse portfolio of iconic brands, including Gardner Denver. The Board of IndustrialCo will be led by Gardner Denver Chairman Peter Stavros. Michael W. Lamach, Ingersoll Rand’s Chairman and CEO, along with the current Ingersoll Rand executive team, will continue to lead ClimateCo, which is expected to be renamed.

1 Pro-forma 2019E, inclusive of pending Precision Flow Systems (“PFS”) acquisition and anticipated annual cost synergies of approximately $250M expected to be achieved by the end of year three following the close of the transaction.
2 Adjusted for the transaction.
3 Adjusted for the transaction.

Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of Ingersoll Rand and Gardner Denver, at the time of close, ClimateCo will receive $1.9 billion in cash from Ingersoll Rand Industrial that will be funded by newly-issued debt assumed by Gardner Denver in the merger. Upon close of the transaction, existing Ingersoll Rand shareholders will receive 50.1% of the shares of IndustrialCo on a fully diluted basis, valued at approximately $5.8 billion4. Existing Gardner Denver shareholders will retain 49.9% of the shares of IndustrialCo on a fully diluted basis. The transaction is expected to be tax-free to Ingersoll Rand and Gardner Denver’s respective shareholders for U.S. federal income tax purposes.

“This transaction will create a global leader in mission-critical flow creation and industrial technologies, and accelerate both companies’ strategic priorities of deploying talent, driving growth, expanding margins through increased efficiencies and allocating capital effectively,” said Vicente Reynal. “Gardner Denver and Ingersoll Rand’s Industrial business have a combined history of over 300 years, and are both renowned for our commitment to operational excellence, innovation and quality.”

Vicente Reynal added, “Together we believe we will create meaningful value for shareholders through our increased scale and reach, unmatched portfolio of iconic brands, highly compelling service and aftermarket platform, exposure to diverse and attractive end markets and geographies and the expected realization of significant synergies. We look forward to combining the strengths and talents of our teams, and providing our customers with more comprehensive solutions and broader, industry-leading product, service and aftermarket offerings.”

“Ingersoll Rand has a long track record of top-tier financial performance,” said Mike Lamach. “This transaction presents a compelling opportunity to unlock significant value for all of our stakeholders through the formation of two global leaders in their respective sectors. In addition to owning one hundred percent of the ClimateCo, our shareholders will also benefit from majority ownership of IndustrialCo and the significant synergies expected to be unlocked as a result of the combination.”

Mike Lamach added, “As a pure play global leader in the climate control solutions markets, we will leverage our leading brands, outstanding sales and service channels and our proven business operating system to capitalize on global sustainability megatrends that play directly to our strengths: reducing energy demand and greenhouse gas emissions and improving efficiency in buildings, homes and transportation. With greater focus, more targeted investments and a simplified business model, we believe our new company will continue to drive above GDP growth and deliver value for shareholders, customers and employees.”

Following the close of the transaction, IndustrialCo intends to grant all employees of the combined company – who are not already equity eligible – with an equity award in IndustrialCo. The total amount of these awards will be approximately $150 million.

4 Based on Gardner Denver’s 5-day VWAP of $27.75 as of April 26, 2019.

“In the same spirit in which we granted stock to our employees during Gardner Denver’s IPO, we feel strongly that all employees of IndustrialCo should be owners of their business,” said Peter Stavros. “We believe in fostering an ownership mentality, and that this drives motivation and engagement, something that has been clear in Gardner Denver’s strong performance. We look forward to offering this equity award to all eligible employees of the combined company and working together to drive the business forward to create value for all of our shareholders.”

Key Strategic & Financial Benefits

For IndustrialCo5

IndustrialCo brings together two highly complementary, premium industrial companies with strong operating platforms and exposure to attractive secular growth trends and diverse end markets. IndustrialCo is expected to benefit from:

•	An experienced management team and the combined talents and skills of Ingersoll Rand and Gardner Denver team members with a continued strong focus on culture and employee engagement;

•	2019E pro forma revenue of approximately $6.6 billion and adjusted EBITDA of approximately $1.6 billion (including identified cost synergies to be realized);

o	Ingersoll Rand Industrial valued at approximately 11x 2019E adjusted EBITDA pre-synergies;

•	Generation of long-term shareholder value through significant expected synergies and revenue growth opportunities;

o
Annualized cost synergies of approximately $250 million expected to be achieved by the end of year three following the close of the transaction through efficiencies in manufacturing, supply chain and procurement and structural overhead;

o	Meaningful opportunity to drive incremental revenue growth by leveraging a broader portfolio of technologies, service capabilities and geographic expertise;

o
Opportunity to enhance customer value and accelerate margin expansion through increased efficiencies by leveraging Gardner Denver’s execution excellence practices and Ingersoll Rand’s business operating system.

•	More comprehensive solutions and an industry-leading product, service and aftermarket portfolio;

•	Greater scale and reach through leading brands with strong global footprint across North America, Europe, Asia Pacific and Latin America;

•	Exposure to diverse and attractive end markets;

o	Balanced industrial portfolio with 90% of revenue having a GDP+ growth profile and 10% of revenue driven by upstream energy activity;

o	Continued execution on successful Club Car growth strategies in low-speed, electric vehicle end markets linked to sustainability trends.

•	Approximately 40% recurring pro forma revenue and long-term growth opportunities, driven by highly compelling services and aftermarket platforms;

5 2019E Pro forma figures inclusive of pending Precision Flow Systems (“PFS”) acquisition and anticipated annualized cost synergies of approximately $250M to be achieved by the end of year three following the close of the transaction.

•	Strong cash flow generation, supporting a balanced and effective capital allocation strategy:

o
Pro forma net leverage ratio of approximately 1.9x, inclusive of approximately $250M cost synergies expected to be achieved by the end of year three following the close of the transaction, allows for continued balance sheet flexibility[6];

o	Low capital intensity of ~2% capex as a percentage of sales facilitates enhanced opportunities to strategically allocate capital and generate strong free cash flow conversion.

For ClimateCo

With a strong portfolio of market-leading brands including Trane and Thermo King well positioned to capitalize on global sustainability megatrends, the industry-leading ClimateCo is expected to benefit from:

•	Revenue of approximately $12.9 billion[7]; and adjusted EBITDA of approximately $2 billion[8].

•	A complete portfolio of energy-efficient equipment, controls and services, continuing to generate top-tier growth and high recurring revenue streams;

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A strong global footprint, with leadership positions in key markets in North America, Europe, Asia Pacific and Latin America, and leading brands including Trane, a world leader in HVAC and Thermo King, a world leader in refrigerated transportation;

•	Proven business operating system designed to deliver strong top-line growth, incremental margins and powerful free cash flow;

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An experienced management team, exceptional global talent and continued strong focus on winning culture and employee engagement; driving high levels of commitment, innovation, productivity and customer satisfaction.

•	Above-GDP growth driven by global sustainability megatrends;

•	Strong EPS growth and free cash flow generation, driven by healthy leverage;

•	Continued dynamic capital allocation strategy, with expected deployment of 100% of excess cash over time for debt reduction, dividends, share repurchases, M&A and other corporate uses;

o	Dividend post-closing expected to remain at $2.12 annualized, highly competitive and growing over time;

o	$1.9 billion in cash proceeds from the deal, with $600 million to $1 billion expected to be utilized for debt repayment and $900 million to $1.3 billion available for share repurchases and M&A.

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Unlocked shareholder value through ClimateCo’s continued focus on profitable growth, more targeted investments and a simplified business model; and majority ownership of the combined Industrial company with estimated annualized cost synergies of approximately $250 million expected to be achieved by the end of year three following the close of the transaction.

6 Estimated IndustrialCo net debt calculated as Gardner Denver midpoint 2019E net leverage guidance of 1.6x adjusted to give effect to $1.9B of debt incurred to fund cash proceeds to Ingersoll Rand. Includes 2019E Adjusted EBITDA for Gardner Denver and Ingersoll Rand Industrial segment including pending PFS acquisition.
7 Adjusted for the transaction
8 Adjusted for the transaction

Governance

IndustrialCo’s management team will be led by current Gardner Denver CEO, Vicente Reynal, and comprise executives from both companies.

IndustrialCo’s Board of Directors will be led by Gardner Denver’s Chairman, Peter Stavros, and consist of 10 directors, seven of which will be selected by Gardner Denver’s Board of Directors and three of which will be selected by Ingersoll Rand’s Board of Directors. Following the completion of the transaction, IndustrialCo’s corporate operations will be located in Davidson, North Carolina.

The ClimateCo board will all remain and will continue to be led by Ingersoll Rand’s Chairman and CEO, Mike Lamach.

Transaction Details

The transaction will be effected through a “Reverse Morris Trust” transaction pursuant to which Ingersoll Rand Industrial is expected to be spun-off to Ingersoll Rand’s shareholders and simultaneously merged with and surviving as a wholly-owned subsidiary of Gardner Denver. The combination will result in existing Ingersoll Rand shareholders owning 50.1% of the combined company on a fully diluted basis, with existing stockholders of Gardner Denver owning 49.9% of the combined company on a fully diluted basis. The transaction is expected to be tax-free to Ingersoll Rand and Gardner Denver’s respective shareholders for U.S. federal income tax purposes. At the time of transaction close, ClimateCo will receive a cash payment of $1.9 billion. IndustrialCo has obtained fully underwritten commitments to provide it or a member of the IndustrialCo group with the debt facilities to fund its $1.9 billion payment to ClimateCo.

The transaction is expected to close by early 2020, subject to approval by Gardner Denver stockholders, regulatory approvals and customary closing conditions.

Conference Call and Investor Information

Gardner Denver and Ingersoll Rand will jointly host a conference call today at 8:00 a.m. Eastern Time to discuss the transaction. Following the prepared remarks, the call will include a question-and-answer session with the investment community. All interested parties can access the call by dialing into (877) 356-5633 or (574) 990-9511 outside the U.S. and entering passcode 9967797. There will also be a live webcast of the call, which can be accessed through the investor relations sections of both Gardner Denver and Ingersoll Rand’s websites. A replay of the call will be available later today and archived on each company’s website for ninety days.

A copy of the investor presentation will be made available on Gardner Denver and Ingersoll Rand’s investor relations websites in advance of the conference call.

First Quarter Earnings Announcements

Gardner Denver and Ingersoll Rand also announced their respective First Quarter 2019 earnings today and will be hosting separate earnings conference calls, at 9:00 a.m. Eastern Time and 10:00 a.m. Eastern Time, respectively. Details of these calls can be found in the companies’ separate earnings press releases and on their respective investor relations websites.

Advisors

Goldman Sachs and Lazard are serving as financial advisors to Ingersoll Rand, and Paul Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel. Citi and Baird are serving as financial advisors to Gardner Denver, and Simpson Thacher & Bartlett LLP is serving as legal counsel.

About Gardner Denver

Gardner Denver (NYSE: GDI) is a leading global provider of mission-critical flow control and compression equipment and associated aftermarket parts, consumables and services, which it sells across multiple attractive end-markets within the industrial, energy and medical industries. Its broad and complete range of compressor, pump, vacuum and blower products and services, along with its application expertise and over 155 years of engineering heritage, allows Gardner Denver to provide differentiated product and service offerings for its customers' specific uses. Gardner Denver supports its customers through its global geographic footprint of 39 key manufacturing facilities, more than 30 complementary service and repair centers across six continents, and approximately 6,700 employees world-wide.

About Ingersoll Rand

Ingersoll Rand (NYSE: IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands — including Club Car®, Ingersoll Rand®, Thermo King® and Trane® — work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a global business committed to a world of sustainable progress and enduring results.

Additional Information and Where to Find It

In connection with the proposed transaction, Gardner Denver and Ingersoll Rand U.S. Holdco Inc. (“Ingersoll-Rand Industrial”) will file registration statements with the Securities and Exchange Commission (the “SEC”) registering shares of Gardner Denver common stock and Ingersoll Rand Industrial common stock in connection with the proposed transaction. Gardner Denver will also file a proxy statement, which will be sent to the Gardner Denver shareholders in connection with their vote required in connection with the proposed transaction. If the transaction is effected in whole or in part via an exchange offer, Ingersoll Rand will also file with the SEC a Schedule TO with respect thereto. Ingersoll Rand shareholders are urged to read the prospectus and / or information statement that will be included in the registration statements and any other relevant documents when they become available, and Gardner Denver shareholders are urged to read the proxy statement and any other relevant documents when they become available, because they will contain important information about Gardner Denver, Ingersoll Rand Industrial and the proposed transaction. The proxy statement, prospectus and/or information statement and other documents relating to the proposed transaction (when they become available) can be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement, prospectus and/or information statement and other documents (when they are available) will also be available free of charge on Ingersoll Rand’s website at http://ir.ingersollrand.com/investors/ or on Gardner Denver’s website at https://investors.gardnerdenver.com/.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This document is not a solicitation of a proxy from any security holder of Gardner Denver. However, Ingersoll Rand, Gardner Denver and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Gardner Denver in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Ingersoll Rand may be found in its Annual Report on Form 10-K filed with the SEC on February 12, 2019 and its definitive proxy statement relating to its 2019 Annual Meeting of Shareholders filed with the SEC on April 23, 2019. Information about the directors and executive officers of Gardner Denver may be found in its Annual Report on Form 10-K filed with the SEC on February 27, 2019, and its definitive proxy statement relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 26, 2019.

Forward-Looking Statements

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between Ingersoll Rand and Gardner Denver. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements, other than historical facts, including , but not limited to, statements regarding the expected timing and structure of the proposed transaction, the ability of the parties to complete the proposed transaction, the expected benefits of the proposed transaction, including future financial and operating results and strategic benefits, the tax consequences of the proposed transaction, and the combined company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions, and any assumptions underlying any of the foregoing, are forward looking statements.

These forward-looking statements are based on Gardner Denver and Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from Gardner Denver and Ingersoll Rand’s current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of Gardner Denver may not be obtained; (2) the risk that the proposed transaction may not be completed on the terms or in the time frame expected by Ingersoll Rand or Gardner Denver, or at all, (3) unexpected costs, charges or expenses resulting from the proposed transaction, (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of Gardner Denver and Ingersoll Rand Industrial, or at all, (6) the ability of the combined company to implement its business strategy; (7) difficulties and delays in the combined company and ClimateCo achieving revenue and cost synergies; (8) inability of the combined company and ClimateCo to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the proposed transaction; (10) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, (11) evolving legal, regulatory and tax regimes; (12) changes in general economic and/or industry specific conditions; (13) actions by third parties, including government agencies; and (14) other risk factors detailed from time to time in Ingersoll Rand and Gardner Denver’s reports filed with the SEC, including Ingersoll Rand and Gardner Denver’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. Neither Ingersoll Rand nor Gardner Denver undertakes any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Pro Forma Financial Information

Certain financial measures and other information have been adjusted for the proposed transaction between Gardner Denver and Ingersoll Rand and transactions related thereto and Ingersoll Rand’s pending acquisition of Precision Flow Systems. When presenting such information, the amounts are identified as “Pro forma.” The Pro forma financial measures are based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable. Accordingly, the Pro forma financial data is not necessarily indicative of IndustrialCo or ClimateCo’s financial position or results of operations had the transactions described above for which we are giving Pro forma effect actually occurred on the dates indicated.

Contacts

For Gardner Denver

Investors
Vikram Kini
(414) 212-4753
vikram.kini@gardnerdenver.com

Media
Sard Verbinnen & Co
Brooke Gordon / David Isaacs / Mike DeGraff
(212) 687-8080
GDI-SVC@sardverb.com

For Ingersoll Rand

Investors
Zachary Nagle
(704) 990-3913
zachary.nagle@irco.com

Media
Perri Richman
(732) 319-1024
prichman@irco.com

Kekst CNC
Thomas Davies / Anntal Silver
(212) 521-4873 / (212) 521-4849
tom.davies@kekstcnc.com / anntal.silver@kekstcnc.com